Exhibit 99.1
THORATEC REPORTS FISCAL 2006 RESULTS;
ENROLLMENT IN HEARTMATE II® TRIAL MORE THAN DOUBLES IN PAST YEAR, SURPASSING 500 PATIENTS;
DESTINATION THERAPY TRIAL 75% COMPLETE
     (PLEASANTON, CA), February 15, 2007—Thoratec Corporation (NASDAQ: THOR), a world leader in products to treat cardiovascular disease, today reported financial results for fiscal 2006.
     For the year ended December 30, 2006, Thoratec reported revenues of $214.1 million, a six percent increase over revenues of $201.7 million in fiscal 2005. Revenues for the fourth quarter of fiscal 2006 were $58.8 million, a seven percent increase over revenues of $54.8 million in the same period a year ago.
     Net income on a GAAP basis in fiscal 2006 was $4.0 million, or $0.07 per diluted share, compared with net income of $13.2 million, or $0.26 per diluted share, in fiscal 2005. Non-GAAP net income, which is described later in this news release, was $20.4 million, or $0.38 per diluted share, in fiscal 2006 versus non-GAAP net income of $24.3 million, or $0.48 per diluted share, a year ago.
     For the fourth quarter of fiscal 2006, net income on a GAAP basis was $3.1 million, or $0.06 per diluted share, compared with $4.5 million, or $0.08 per diluted share, in the same period a year ago. Non-GAAP net income for the fourth quarter of 2006 was $7.2 million, or $0.14 per diluted share, compared with non-GAAP net income of $8.9 million, or $0.16 per diluted share, in the same period a year ago.
     The adoption of SFAS No. 123R negatively impacted GAAP earnings per share in the full year and fourth quarter of 2006 by $0.14 and $0.06 per share, respectively. Operating expenses for both periods in 2005 included $2.6 million and $2.0 million related to CEO transition expenses, respectively. In addition, operating expenses for all of fiscal 2006 include $1.1 million related to CEO transition expenses and $1.1 million in in-process research and development expenses related to our acquisition of A-VOX Systems, which occurred in the fourth quarter of 2006.
     “Thoratec ended 2006 with meaningful revenue growth in both our VAD (Ventricular Assist Device) business and at our International Technidyne Corporation (ITC) division,” noted Gary Burbach, president and chief executive officer of Thoratec. “In addition, we achieved some key milestones in our pivotal clinical trial for the HeartMate II, our next generation VAD,” he continued.

     “The quarter was highlighted by significant progress in our HeartMate II pivotal trial program. Trial enrollment has now surpassed 500 patients as we continued to experience a very active pace of enrollment, particularly in the Destination Therapy (DT) arm of the trial. We also completed the submission of our PreMarket Approval (PMA) seeking approval for bridge-to-transplantation (BTT) with the filing of the clinical summary and draft final labeling module,” Burbach noted.
     As of January 26, 2007, the company had enrolled 503 patients, an increase of 87 over the 416 patients enrolled three months ago, and an increase of 344 patients over the 159 patients enrolled at January 26, 2006.
     The updated HeartMate II pivotal trial enrollment includes 250 patients enrolled in the BTT arm versus 220 three months ago, and 253 DT patients versus 196 three months ago. Of the DT patients, 151 are enrolled in the randomized portion of the trial, which means that enrollment is now at more than three-quarters of the 200 patient enrollment called for in the DT arm of the trial.
     The increased pace of enrollment in the DT arm is a result of several factors, including the participation of new centers, continued progress with the company’s Market Development group and the positive impact from the short-term gap that occurred in the fourth quarter while the company was awaiting approval for a new Continued Access Protocol for the bridge arm of the trial. Enrollment in the DT arm is expected to be completed prior to the commercial launch for BTT.
     The full data set from the BTT arm of the pivotal trial will be presented at the upcoming meeting of the American College of Cardiology (ACC). The presentation by Dr. Leslie Miller of Washington Hospital Medical Center has been accepted for a late-breaking clinical trial session at 11:30 a.m., Central Standard Time, Tuesday, March 27. Thoratec will host a conference call with Dr. Miller, to discuss the data, at 11 a.m., Pacific Standard Time, Thursday, March 29.
     Thoratec is also supporting a clinician-led trial that is designed to validate the data from a study in the United Kingdom regarding the recovery of the natural heart in advanced-stage chronic heart failure patients. The findings from the study were discussed in the November 2nd edition of the New England Journal of Medicine in an article authored by Dr. Emma Birks and Sir Professor Magdi Yacoub of Harefield Hospital. It indicated that 11 of 15 patients treated with a therapy combining the company’s HeartMate VAD and certain drugs experienced recovery sufficient to allow the pump to be removed after an average of 320 days of support. The condition of these patients improved dramatically and the freedom from recurrence of heart failure was 89 percent four years after pump removal.

     A number of leading clinicians and heart centers are participating in the U.S. trial, called HARPS, or Harefield Recovery Protocol Study. Initial patient enrollment in the trial is expected to occur in the first half of 2007.
     “While we accomplished a great deal last year, 2007 will be an important one for the company as we await BTT approval for our HeartMate II,” Burbach said. “We are putting the plans in place to drive a successful U.S. commercial launch of the HeartMate II, while continuing to execute on our market development initiatives, VAD product development activities and our distribution agreement with Levitronix.”
Financial Highlights
     Thoratec reported revenues of $214.1 million in 2006 compared with revenues of $201.7 million in 2005. Cardiovascular Division revenues were $133.7 million in 2006 versus $125.2 million in 2005. Included in these revenues are $2.9 million for grafts in 2006 versus $6.2 million in 2005. Revenues at ITC were $80.4 million in 2006 versus $76.5 million in 2005.
     GAAP gross margin for 2006 was 58.6 percent while non-GAAP gross margin, which excludes FAS 123R and amortization expenses related to the A-VOX acquisition, was 59.1 percent. GAAP and non-GAAP gross margin were 61.1 percent in 2005. Factors impacting the change in margin included the recognition in 2005 of the payment received from C.R. Bard Corporation related to the continuation of the Vectra® distribution rights, unfavorable capitalized manufacturing variances and unfavorable product mix at both divisions and increases in freight costs at ITC in 2006.
     Operating expenses for the two years on a GAAP basis were $127.2 million and $105.4 million and on a non-GAAP basis operating expenses were $104.1 million and $90.5 million. Operating expenses on a non-GAAP basis exclude SFAS No. 123R, amortization, in-process research and development and litigation expenses, as applicable. The year-over-year increase reflects ongoing investments in support of the HeartMate II clinical trial, preparation for the commercial launch for BTT, growth in the company’s market development activities and a one-time charge of $1.6 million related to the company’s redirection of its HeartMate III program.
     The company’s GAAP effective tax rate for 2006 was a benefit of 58 percent versus an expense of 27 percent in 2005. The change in the effective rate year-over-year is primarily attributable to a decrease in income before taxes, an updated estimate of foreign earnings considered to be permanently reinvested outside the U.S. and increases in tax-advantaged interest income and research and development credits. These decreases were partially offset by an increase in non-deductible share-based compensation expense related to our adoption of SFAS No. 123R.

     On a non-GAAP basis, the company’s effective tax rate for 2006 was 23 percent versus 27 percent in 2005. Excluding the impact related to SFAS No. 123R share-based compensation expenses, the changes in the effective tax rate are based upon the same factors noted above.
GUIDANCE FOR FISCAL 2007
The following statements are based on current expectations. These statements are forward-looking and actual results may differ materially. For a more detailed discussion of forward-looking statements, please see additional information below.
•	The company expects that revenues for fiscal 2007 will be in the range of $230 to $242 million. This expectation assumes commercial launch of the HeartMate II for BTT in the mid to late third quarter. The company expects overall growth in its Cardiovascular Division to be in the range of 10 percent to the mid-teens, with growth at ITC in the mid-to-high single digits.
•	The company expects gross margin in 2007 will be approximately 60 percent, with operating expenses increasing about 10 percent over those in 2006. The expected effective tax rate will be between 30 and 32 percent.
•	The company expects that non-GAAP earnings per share in fiscal 2007 will be between $0.34 and $0.42 per diluted share, based on weighted average shares outstanding of approximately 54 to 55 million shares. GAAP earnings per share are expected to be in the range of $0.03 to $0.11.
MANAGEMENT’S REASONS FOR PRESENTING
NON-GAAP FINANCIAL MEASURES
     Thoratec management evaluates and makes operating decisions using various measures. These measures are generally based on revenues generated by its products and certain costs of producing that revenue, such as costs of product sales, research and development and selling, general and administrative expenses. One such measure is non-GAAP net income, which is a non-GAAP financial measure under Section 101 of Regulation G under the Securities Exchange Act of 1934, as amended. Non-GAAP net income consists of GAAP income (loss) before taxes, excluding as applicable, amortization of intangibles, certain litigation and CEO transition expenses, in-process research and development expenses, and other unusual or non-recurring costs, and also excludes stock-based compensation expense under SFAS No.123R and changes in the value of the “make whole” provision of our convertible notes, in each case adjusted by the amount of additional taxes payable or tax benefit that the company would accrue if it used non-GAAP results instead of GAAP results to calculate the company’s tax liability.

     Management believes that it is useful in measuring Thoratec’s operations to exclude, as applicable, amortization of intangibles, certain litigation and other unusual or non-recurring costs because these costs are either essentially fixed and cannot be influenced by management in the short or medium term or represent significant non-recurring or infrequent costs not related to current operations.
     In addition, management believes that excluding share-based compensation expense under SFAS No. 123R is appropriate because this is not a cash expense, but instead is a significant accounting charge that the company was not required to record in the past. Management also believes that changes in the value of the “make whole” provision of the company’s convertible notes should be excluded from non-GAAP net income because the amount involved is not an actual cash expense but instead is an estimated amount that we record pursuant to accounting rules that require the “make whole” provision to be treated as a separate security. Accordingly, management believes that excluding these two expenses from GAAP net income will provide information that is more generally comparable to prior periods and that reflects the company’s core operating results.
     Management also believes that non-GAAP net income provides useful supplemental information to management and investors regarding the performance of the company’s business operations and facilitates comparisons to our historical operating results. Management also uses this information internally for forecasting and budgeting, as it believes that the measure is indicative of Thoratec’s core operating results. Note, however, that non-GAAP net income is a performance measure only, and it does not provide any measure of the company’s cash flow or liquidity. Non-GAAP financial measures should not be considered as a substitute for measures of financial performance in accordance with GAAP, and investors and potential investors are encouraged to review the reconciliation of non-GAAP financial measures contained within the attached condensed consolidated financial statements.
CONFERENCE CALL/WEBCAST INFORMATION
     Thoratec will hold a conference call to discuss its financial results and operating activities for all interested parties at 8:30 a.m., Pacific Standard Time (11:30 a.m. Eastern Standard Time) today. The teleconference can be accessed by calling (913) 981-5567, passcode 6615704. Please dial in 10-15 minutes prior to the beginning of the call. The webcast will be available via the Internet at http://www.thoratec.com. A replay of the conference call will be available through Thursday, February 22, via http://www.thoratec.com or by telephone at (719) 457-0820, passcode 6615704.

     Thoratec is a world leader in therapies to address advanced stage heart failure. The company’s product lines include the Thoratec® VAD and HeartMate LVAS (Left Ventricular Assist System) with more than 11,000 devices implanted in patients suffering from heart failure. Additionally, its International Technidyne Corporation (ITC) division supplies blood testing and skin incision products. Thoratec is headquartered in Pleasanton, California. For more information, visit the company’s web sites at http://www.thoratec.com or http://www.itcmed.com.
     Many of the preceding paragraphs, particularly but not excluding those addressing guidance for fiscal 2007 financial results, future performance or timelines and milestones for clinical trials, contain forward-looking statements within the meaning of Section27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements can be identified by the words, “expects,” “projects,” “hopes,” “believes,” “could,” “will,” and other similar words. Actual results, events or performance could differ materially from these forward-looking statements based on a variety of factors, many of which are beyond Thoratec’s control. Therefore, readers are cautioned not to put undue reliance on these statements. Investors are cautioned that all such statements involve risks and uncertainties, including risks related to the development of new markets including Destination Therapy, the growth of existing markets for our products, customer and physician acceptance of Thoratec products, changes in the mix of Thoratec product sales and related gross margin for such product sales, the results of enrollment in and timing of clinical trials, including for the HeartMate II, the ability to improve financial performance, regulatory approval processes, the effects of healthcare reimbursement and coverage polices, the effects of seasonality in Thoratec product sales, the effects of price competition from any Thoratec competitors and the effects of any merger and acquisition related activities. Forward-looking statements contained in this press release should be considered in light of these factors and those factors discussed from time to time in Thoratec’s public reports filed with the Securities and Exchange Commission, such as those discussed under the heading, “Risk Factors,” in Thoratec’s most recent annual report on Form 10-K, as may be updated in subsequent SEC filings. These forward-looking statements speak only as the date hereof. Thoratec undertakes no obligation to publicly release the results of any revisions to these forward-looking statements that may be made to reflect events or circumstances after the date hereof, or to reflect the occurrence of unanticipated events.
Contact Information:
David Smith
Executive Vice President, Chief Financial Officer
Thoratec Corporation
(925) 847-8600
or
Neal Rosen
Kalt Rosen & Co.
(415) 397-2686

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

			Fiscal Quarter Ended December 2006

					Litigation,
		Share Based	Amortization of	CEO	Make-Whole
	GAAP	Compensation	Purchased	Transition	Provision and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$58,848	$—	$—	$—	$—	$58,848
Cost of product sales	23,808	(12)	(100)	—	—	23,696

Gross profit	35,040	12	100	—	—	35,152

Operating expenses:
Selling, general and administrative	18,459	(1,395)	—	(7)	—	17,057
Research and development	11,733	(507)	—	—	—	11,226
Amortization of purchased intangible assets	3,134	—	(3,134)	—	—	—
In-process Research and Development	1,120	—	(1,120)	—	—	—
Litigation and other costs	—	—	—	—	—	—

Total operating expenses	34,446	(1,902)	(4,254)	(7)	—	28,283

Income (loss) from operations	594	1,914	4,354	7	—	6,869
Interest expense	(1,117)	—	—	—	—	(1,117)
Interest income and other	2,773	—	—	—	23	2,796

Income before income tax expense	2,250	1,914	4,354	7	23	8,548
Income tax expense (benefit)	(826)					1,302

Net income	$3,076					$7,246

Net income per share, basic and diluted	$0.06					$0.14

Shares used to compute net income (loss) per share:
Basic	52,157					52,157
Diluted	53,074					53,074

			Fiscal Quarter Ended December 2006

		Share Based	Amortization of	CEO
	GAAP	Compensation	Purchased	Transition	Litigation	Non-GAAP
	Results	Expense	Intangibles	Costs	and Other	Results

Product sales	$54,795	$—	$—	$—	$—	$54,795
Cost of product sales	21,326	—	—	—	—	21,326

Gross profit	33,469	—	—	—	—	33,469

Operating expenses:
Selling, general and administrative	17,195	(268)	—	(2,045)	—	14,882
Research and development	8,594	—	—	—	—	8,594
Amortization of purchased intangible assets	2,800	—	(2,800)	—	—	—
Litigation and other costs	(82)	—	—	—	82	—

Total operating expenses	28,507	(268)	(2,800)	(2,045)	82	23,476

Income from operations	4,962	268	2,800	2,045	(82)	9,993
Interest expense	(1,008)	—	—	—	—	(1,008)
Interest income and other	1,253	—	—	—	195	1,448

Income before income tax expense	5,207	268	2,800	2,045	113	10,433
Income tax expense (benefit)	668					1,508

Net income	$4,539					$8,925

Net income per share, basic	$0.09					$0.18

Net income per share, diluted	$0.08					$0.16

Shares used to compute net income per share:
Basic	50,922					50,922
Diluted	60,424					60,424
Use of Non-GAAP Financial Measures
This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable amortization of intangibles, certain litigation, CEO transition expenses, in-process research and development from our Avox transaction, share based compensation expense under FAS 123R and changes in the value of the make-whole provisions for our convertible note and takes into account the tax effect of these adjustments. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.

THORATEC CORPORATION AND SUBSIDIARIES
Condensed Consolidated Statements of Operations
(Unaudited)
(in thousands, except for per share data)

			Fiscal Quarter Ended December 2006

					Litigation
		Share Based	Amortization of		Make-Whole
	GAAP	Compensation	Purchased	CEO Transition	Provision and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$214,133	$—	$—	$—	$—	$214,133
Cost of product sales	88,648	(1,000)	(100)	—	—	87,548

Gross profit	125,485	1,000	100	—	—	126,585

Operating expenses:
Selling, general and administrative	73,687	(6,121)	—	(1,052)	—	66,514
Research and development	39,841	(2,251)	—	—	—	37,590
Amortization of purchased intangible assets	12,055	—	(12,055)	—	—	—
In-process Research and Development	1,120	—	(1,120)	—	—	—
Litigation and other costs	447	—	—	—	(447)	—

Total operating expenses	127,150	(8,372)	(13,175)	(1,052)	(447)	104,104

Income (loss) from operations	(1,665)	9,372	13,275	1,052	447	22,481
Interest expense	(4,276)	—	—	—	—	(4,276)
Interest income and other	8,451	—	—	—	(14)	8,437

Income before income tax expense	2,510	9,372	13,275	1,052	433	26,642
Income tax expense (benefit)	(1,463)					6,195

Net income	$3,973					$20,447

Net income per share, basic	$0.08					$0.39

Net income (loss) per share, diluted	$0.07					$0.38

Shares used to compute net income per share:
Basic	52,155					52,155
Diluted	53,270					53,270

			Fiscal Quarter Ended December 2006

		Share Based	Amortization of
	GAAP	Compensation	Purchased	CEO Transition	Litigation and	Non-GAAP
	Results	Expense	Intangibles	Costs	Other	Results

Product sales	$201,712	$—	$—	$—	$—	$201,712
Cost of product sales	78,371	—	—	—	—	78,371

Gross profit	123,341	—	—	—	—	123,341

Operating expenses:
Selling, general and administrative	61,805	(1,000)	—	(2,626)	—	58,179
Research and development	32,331	—	—	—	—	32,331
Amortization of purchased intangible assets	11,204	—	(11,204)	—	—	—
Litigation and other costs	95	—	—	—	(95)	—

Total operating expenses	105,435	(1,000)	(11,204)	(2,626)	(95)	90,510

Income from operations	17,906	1,000	11,204	2,626	95	32,831
Interest expense	(4,090)	—	—	—	—	(4,090)
Interest income and other	4,236	—	—	—	195	4,431

Income before income tax expense	18,052	1,000	11,204	2,626	290	33,172
Income tax expense (benefit)	4,855					8,922

Net income	$13,197					$24,250

Net income per share, basic	$0.27					$0.49

Net income per share, diluted	$0.26					$0.48

Shares used to compute net income per share:
Basic	49,359					49,359
Diluted	51,008					51,008
Use of Non-GAAP Financial Measures
This press release discloses non-GAAP measures of net income and earnings per share which are not financial measures prepared in accordance with United States Generally Accepted Accounting Principles (“GAAP”). Management believes that these non-GAAP measures can be useful for investors to evaluate our financial performance by providing the results of our company’s primary business operations, excluding, as applicable amortization of intangibles, certain litigation, CEO transition expenses, in-process research and development from our Avox transaction, share based compensation expense under FAS 123R and changes in the value of the make-whole provisions for our convertible note and takes into account the tax effect of these adjustments. However, these measures should be considered in addition to, and not as a substitute, or a superior measure to, net income or earnings per share or other measures of financial performance prepared in accordance with GAAP. Prior period non-GAAP amounts have been restated to exclude the effects of share based compensation.